8-K 1 form8-k.htm


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2024


       ENTREX CARBON MARKET, INC
FKA/UHF LOGISTICS GROUP, INC.


(Exact Name of Registrant as Specified in Charter)

Nevada
001-363598
84-2099590
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

150 East Palmetto Park Rd, Suite 800, Boca Raton Fl 334323
(Address of Principal Executive Offices)


(561) 465-7580
(Registrant Telephone Number, Including Area Code)


    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425under the Securities
Act (17 CFR 230.425) [ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (CFR 240.14d-2(b)) [ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.13e 4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. [X]






Item 1.01.	Entry into a Material Definitive Agreement.

General

      Entrex Carbon Market, Inc (fka UHF Logistics Group, Inc) (OTC:RGLG) is pleased to announce the execution of a letter of intent with Energex
Power to establish 1000 Mobile Data Centers powered by non-productive gas wells.

      The agreement utilizes the Entrex EPIC (Entrex Production and Installation Company) to support the installation of the mobile data centers across the United States. Project capital is anticipated to be returned to investors through the monetization of each facilities carbon offsets and associated power purchase agreements offered to the data facility users.

       Initial term sheets from investors have offered up to $250 million in equity, junior debt and senior debt to facilitate the development and
 installation of the facilities.    These projects shall be jointly
managed by EPIC the Entrex Production and Installation Company and Energex Power which shall incorporate independent special purpose vehicles for each installation or groups of installations pursuant to investor agreements.

      Each mobile data center offers the oil and gas industry a vehicle to maximize value of marginal or abandoned oil and gas wells which then offer distributed, wirelessly connected, data facilities, offering carbon reduced processing facilities to large date miners and processors.

Installation of the first series of mobile data centers is expected in 2024.

      Entrex was introduced to Energex through its broker dealer network which offers their clients access to carbon reduction project capital
and new carbon offset income streams.   Additional information may be
available via OTCIQ upon FINRA approving the current name and symbol change.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024

ENTREX CARBON MARKET, INC
f./k/a UHF LOGISTICS GROUP, INC

By:	  /s/ Stephen H. Watkins
Name:  Stephen H. Watkins
 Title:  Chief Executive Officer